SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

April 15, 2004 (April 14, 2004)

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike

Rockville, Maryland  20852

(Address of principal executive offices, including zip code, of Registrant)

(301) 816-2300

(Registrant’s telephone number, including area code)

Item 5.             Other Events and Required FD Disclosure.

On April 14, 2004, CRIIMI MAE Inc. issued a press release announcing that its servicing subsidiary, CRIIMI MAE Services Limited Partnership, executed modification documents relating to Shilo Inns and amendments to certain pooling and servicing agreements for three commercial mortgage-backed securities transactions.  A copy of this press release is incorporated by reference herein and is attached hereto as Exhibit 99.1.

Item 7.             Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 - Press Release issued by CRIIMI MAE Inc. on April 14, 2004.

SIGNATURE

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, as amended, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

Dated: April 15, 2004	/s/ Mark Libera
Mark Libera
Vice President and
Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description

* 99.1	Press Release dated April 14, 2004.

*  Filed herewith.